                          EXHIBIT 10(q)


                  FIRST AMENDMENT TO REVOLVING
                 CREDIT AND TERM LOAN AGREEMENT

     This First Amendment To Revolving Credit and Term Loan
Agreement (this "First Amendment") is made by and among PMB
Enterprises West, Inc., a New Mexico corporation, and First
Interstate Bank of Texas, N.A.

     WHEREAS, the parties entered into that one certain Revolving
Credit and Term Loan Agreement dated february 16, 1994 (the "Loan
Agreement"); and

     WHEREAS, the parties desire to amend the Loan Agreement in certain respects.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, it is agreed by and among the parties as follows:

                               1.

The definition of Termination Date in Article I of the Loan
Agreement is amended to read in its entirety as follows:

          "Termination Date" shall mean (i) March 1, 1997, or
     (ii) such later date to which the Revolving Credit Period is extended pursuant to Section 2.01(b) hereof.

                               2.

     Section 2.01(a) of the Loan Agreement is amended to read in its entirety as follows:

          (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, Bank agrees to extend to Company from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed twelve million dollars ($12,000,000) at any one time outstanding prior to January 1, 1996 or ten million dollars ($10,000,000)
     at any one time outstanding on and after January

     1, 1996 (such amount is hereinafter referred to as its "Commitment"). Bank shall not be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of the Obligations of Company to Bank hereunder exceeds Bank's Commitment.

          Within the limits of this Section 2.01, during the Revolving Credit Period, Company may borrow, prepay pursuant to Section 4.04 hereof and reborrow under this Section 2.01. Each advance made by Bank under Section 2.01 and Section
     2.02 is herein called an "Advance" and all Advances made by Bank hereunder are herein collectively called a "Revolving Credit Loan".

                               3.


     Section 4.01 of the Loan Agreement is amended to read in its entirety as follows:

          4.01. Promissory Note. The Advances under Section 2.02(a) hereof by Bank shall be evidenced by a promissory note (the "Revolving Credit Note") of Company, which Revolving Credit Note shall (i) be dated February 9, 1995,
     (ii) be in the amount of twelve million dollars ($12,000,000), (iii) be payable to the order of Bank at the office of Bank, (iv) bear interest in accordance with
     Section 2.03 hereof, and (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of the Revolving Credit Note as stated on the face thereof, the amount of principal actually owing on the Revolving Credit Note at any given time shall be in the aggregate of all Advances theretofore made to Company hereunder, less all payments of principal theretofore actually received hereunder by Bank. Bank is authorized, but is not required, to endorse on the schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Company hereunder.

                               4.

     Section 9.01 of the Loan Agreement is amended to read in its entirety as follows:

          9.01. Funded Debt to Net Cash Flow. Permit the ratio of Funded Debt as of the end of any fiscal quarter to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the four quarter period ending as of the end of the preceding fiscal quarter at any time to be greater than 2.5 to 1.0 prior to January 1, 1996 or be greater than 2.0 to 1.0 on or after January 1, 1996.

                               5.

     At the time of execution of this First Amendment, Borrower agrees to pay to Bank a fee in the amount of $2,500 and all expenses incurred by Bank in connection with this First Amendment
(including reasonable attorneys fees).

                               6.

     This First Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

                               7.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG
THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Executed to be effective as of February 9, 1995.

                              PMB ENTERPRISES WEST, INC.


                              By:_/s/ David Oden____________
                                  David Oden, Vice President

                                                  BORROWER


                              FIRST INTERSTATE BANK OF TEXAS,
                                   N.A.


                              By:_/s/ Steve Wood____________
                                  Steve Wood, Senior Vice
                                   President

                                                  BANK

                            EXHIBIT A

                         PROMISSORY NOTE

$12,000,000.00





                                  February 9, 1995

     FOR VALUE RECEIVED, the undersigned PMB Enterprises West, Inc., a New Mexico corporation (the "Company"), hereby unconditionally promises to pay to the order of First Interstate Bank of Texas, N.A. (the "Bank") the principal sum of twelve million dollars ($12,000,000.00), or such lesser aggregate amount of Advances as may be made pursuant to Bank's Commitment, which principal shall be payable as provided in Sections 4.01, 4.02, 4.03, 4.04 and 4.07 of the Loan Agreement, together with the interest on the unpaid principal balance until maturity (whether by acceleration or otherwise), which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 2.03, 3.02, 4.04, 4.05, 4.06 and 4.07 of the Loan
Agreement. Payments of both principal and interest herein shall be made to Bank's account at 309 W. Seventh Street, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit and Term Loan Agreement (the "Loan Agreement") by and between Company and First Interstate Bank of Texas, N.A., dated as of February 16, 1994, as amended, and is the "Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the obligations of Bank to make Advances, the repayment rights and obligations of Company and the events upon which the maturity of this Note may be accelerated.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in Section 12.03 of the Loan Agreement.

     Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

     This Note is given in renewal and extension of the promissory note dated February 16, 1994 executed by Company in the amount of $10,000,000 payable to the order of Bank.

                              PMB ENTERPRISES WEST, INC.



                                 By:
                                   David Oden, Vice President



f-0038328.01